Rayonier Advanced Materials Inc. Incentive Stock Plan
Restricted Stock Award Agreement

EXHIBIT 10.20
This Award Agreement is entered into by and between Rayonier Advanced Materials Inc., a corporation organized under the laws of the State of Delaware, with its principal office at 1301 Riverplace Boulevard, Suite 2300, Jacksonville, FL 32207 (the "Company"), and the undersigned qualified individual ("Key Employee"), pursuant to the Rayonier Advanced Materials Inc. Incentive Stock Plan (the "Plan") as of this XX day of XXX (the “Effective Date”).
W I T N E S S E T H :

WHEREAS, the Compensation and Management Development Committee of the Company's Board of Directors, in its capacity as the Committee under the Plan (the "Committee"), desires to advance the best interests of the Company by recognizing the achievements of Key Employee and Key Employee’s continued responsibilities and providing Key Employee with an additional incentive to remain in the employ of the Company;
WHEREAS, the Committee has expressed an intention to grant to Key Employee Common Stock of the Company ("Stock"), with such Stock to vest on as provided in this Award Agreement, provided Key Employee remains continuously employed by the Company from the date hereof through the Vesting Date, subject to the provisions of this Award Agreement and of the Plan; and
WHEREAS, this Award Agreement is being entered into to convey the Award of Stock to Key Employee.
NOW THEREFORE, in consideration of the mutual promises made herein, the parties agree as follows:
1. Definitions
All capitalized terms not expressly defined in this Award Agreement and used herein shall have the same meaning set forth in the Plan, a copy of which has been provided to Key Employee.
2. Award of Stock; Vesting
(a) Stock Awarded. Key Employee is hereby awarded XXX shares of Stock, subject to the terms of this Award Agreement and of the Plan, as of the Effective Date.
(b) Vesting. Key Employee shall become vested with respect to, and thereupon have a non-forfeitable right to, the Stock granted pursuant to Section 2(a) on XXX (as such vesting date may be changed by Accelerated Vesting under Section 2(d),provided that, Key Employee shall have remained continuously in the employ of the Company (or any Participating Company) from the Effective Date through such vesting date (herein referred to as the "Vesting Date").
(c) Termination of Employment. Except as provided in Section 2(d), if Key Employee's employment is terminated for any reason before the Vesting Date, then all of the Stock subject to this Award Agreement, and all dividends and accrued earnings thereon, shall immediately be forfeited to the Company, and Key Employee shall have no further rights to such Stock from and after the date of such termination.
(d) Accelerated Vesting. Vesting shall be accelerated and the new Vesting Date shall be (a) determined by the Committee where the Committee deems such action appropriate, in its sole discretion, to the extent permitted by the Plan and consistent with the Deferred Compensation Rules (defined below) as they may be applicable, or (b) the date of death of Key Employee if Key Employee shall die on or before the original Vesting Date while Key Employee is employed by the Company (or any Participating Company). Any event described in this Section 2(d) is referred to herein as “Accelerated Vesting.”
(e) Tax Matters.
(i) Section 83(b) Election. The Key Employee may make an election to be taxed currently on the value of the Stock as of the Effective Date by timely filing an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) and providing the Company with a copy thereof (the “Section 83(b) Election”). If Key Employee makes the Section 83(b) Election, Key Employee will be taxed currently on all dividends paid in respect of the Stock, without regard to the dividends being held in escrow as provided in Section 3(c) below.
(ii) Withholding Taxes. At the time of a Section 83(b) Election, or if no Section 83(b) Election has been made and the Stock have not been forfeited, on the Vesting Date, or at any other time when withholding is required under the Code, the Company shall have the right to require Key Employee to pay to the Company the amount of taxes that the Company is required to withhold or, in the Company’s discretion in lieu thereof, to retain, or sell without notice, a sufficient number of shares of Stock held by it for Key Employee to cover the amount required to be withheld or to withhold from any other amounts due to Key Employee by the Company. The Company may deduct from all dividends paid with respect to Stock granted hereunder, and from any earnings deemed accrued thereon as hereinafter provided, the amount of taxes, if any, that the Company is required to withhold with respect to such amounts.
3. Restricted Stock
(a) Sale; Exchange, etc. Key Employee acknowledges and agrees that prior to the Vesting Date the Stockis subject to a restriction against sale, exchange, hypothecation, assignment, transfer (including by gift), pledge or other encumbrance (each, a “Transfer”), without the prior written consent of the Committee, which consent shall require of the proposed transferee an undertaking to be bound by the terms of this Award Agreement, including forfeiture upon the termination of the employment of Key Employee before the Vesting Date. Any Transfer of vested Stock shall only be undertaken in compliance with applicable securities laws and Company policies. Key Employee acknowledges that Key Employee will continue to be subject to any applicable provisions of the Plan, including Section 14 in respect of certain terminations of employment, notwithstanding the vesting or Transfer of any such Stock.
(b) Stockholder Rights. Subject to the vesting requirements provided for herein, Key Employee, as the owner of Stock granted hereunder, shall have all the rights of a stockholder, including but not limited to, the right to vote such Stock and, subject to Section 3(c) below, the right to receive all dividends declared or paid on such Stock.
(c) Dividends.
(i) Dividends Accumulated. All dividends paid on the Stock granted to Key Employee under this Award Agreement, or on Stock issued as a dividend with respect to the Stock so granted, shall be withheld and accumulated by the Company until the Payout Date (as provided in Section 3(c)(iii) below) or forfeited. (Any dividends paid in shares of Common Stock shall be deemed to be additional Stock and held pursuant to Section 3(d) below.)

(ii) Interest on Withheld Cash Dividends. The Key Employee shall be credited and paid an amount equal to the amount that would have accrued on all dividends paid solely or partly in cash and accumulated under Section 3(c)(i) in respect of Stock vested on the Vesting Date, had such amounts earned interest at a rate equal to prime rate as reported in the Wall Street Journal, adjusted and compounded annually, from the date such cash dividends were paid by the Company on such Stock.
(iii) Payout Date. The Payout Date shall be not later than fifteen (15) days following the Vesting Date.
(iv) Unfunded Obligation. Insofar as this Section 3(c) provides for payments to Key Employee in cash, this obligation shall be unfunded and, in particular, the Company shall not be obligated to segregate amounts in respect of the dividends earned on the Stock or any amount in respect of interest deemed to accrue hereunder. Although bookkeeping accounts may be established with respect to Key Employee by virtue of the operations of this Section 3(c), any such accounts are merely a bookkeeping convenience. Any liability of the Company to Key Employee shall be based solely upon the contractual obligation arising under this Award Agreement.
(d) Escrowed Stock Certificates; Legend; Delivery. Each certificate in respect of Stock granted pursuant to this Award Agreement or paid as dividends on Stock so granted shall be registered in the name of Key Employee, but shall be retained by the Company on behalf of Key Employee, together with a stock power endorsed in blank, until the Stock represented thereby have vested or been forfeited as provided herein. Key Employee (and any consented-to transferee) shall execute such additional stock powers as may be required from time to time hereunder. All certificates representing the Stock shall bear the following legend:
"The transferability of this certificate and the Stock represented hereby are subject to terms and conditions, including forfeiture, contained in a Rayonier Advanced Materials Inc. Incentive Stock Plan Restricted Stock Award Agreement between the owner hereof and Rayonier Advanced Materials Inc. Copies of such Award Agreement are on file in the office of the Secretary of Rayonier Advanced Materials Inc."
The certificates shall be maintained in the United States by the Secretary of the Company for safekeeping prior to the Vesting Date. Certificates for Stock shall be delivered to Key Employee, free of the legend described above, not later than the Payout Date.
4. Conformity with Securities Laws
The grant of Stock hereunder (and any transfers thereof) are subject to compliance with all applicable securities laws. Key Employee hereby represents to the Company that Key Employee is acquiring the Stock for investment and not with a view to the distribution thereof and that Key Employee has had full and complete access to the financial statements of the Company and to the Company's senior management. The certificates representing Stock issued by the Company pursuant to this Award Agreement may bear a legend describing the restrictions on resale thereof under applicable securities laws, and stop transfer orders with respect to such certificates may be entered in the stock transfer records of the Company.

5. Miscellaneous
(a) Assignments and Transfers. The rights and interests of Key Employee under this Award Agreement may not be assigned, encumbered or transferred.
(b) No Right to Employment. Neither this Award Agreement nor any action taken hereunder shall be construed as giving Key Employee any right to be retained in the employ of any Participating Company.

(c) Headings. The headings contained in this Award Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.
(d) Consistency with the Plan. This Award Agreement is subject to all the provisions of the Plan. It is expressly agreed and understood that in the case of any inconsistency between the provisions of this Award Agreement and the Plan, the provisions of the Plan shall control, as determined in the sole judgment of the Committee.
(e) No Deferred Compensation. This Plan is not intended to provide for a deferral of compensation under Code §409A and the regulations issued thereunder (collectively, the “Deferred Compensation Rules”) by meeting the exception for short-term deferrals as described in income tax regulation §1.409A-1(b)(4), and any ambiguities hereunder shall be resolved consistent with this intent.
(f) Applicable Law. The interpretation of the provisions hereof shall be governed by the laws of the State of Florida.
IN WITNESS WHEREOF, the undersigned have caused this Award Agreement to be executed and delivered on the Effective Date first above written.

KEY EMPLOYEE ___________________________________ Name: XXX Address: XXX	RAYONIER ADVANCED MATERIALS INC. By___________________________________ Jay Posze SVP, Human Resources

Corporate Headquarters

To:	KEY EMPLOYEE

From:	Karen Herzog	Date:

Subject:	Section 83(b) Election – Restricted Stock Award

PERSONAL AND CONFIDENTIAL

RAYONIER ADVANCED MATERIALS INC. DOES NOT PROVIDE PERSONAL TAX ADVICE. WE STRONGLY SUGGEST THAT YOU CONSULT YOUR PERSONAL TAX ADVISOR OR LEGAL COUNSEL.

Attached is a “Section 83(b) Election” you may wish to consider filing in connection with your Restricted Stock Award. The Election must be filed with the Internal Revenue Service Center where you file your federal income tax returns within 30 days of the effective date of the award.

Taxation of Restricted Stock.

General Rule. Section 83 of the Internal Revenue Code applies to property received in connection with employment. Absent a timely filed Section 83(b) Election, the taxation of this award will be deferred until the date the Stockis freely transferable and no longer subject to forfeiture, at which time you will have ordinary taxable income equal to the full fair market value of the Stock awarded. Unless your grant agreement provides otherwise, the Vesting Date of your Restricted Stock Award will be on the first anniversary of the date of grant.

Timely Filed Section 83(b) Election. If the Section 83(b) Election is timely made, the full fair market value of the Stock on the date of grant (i.e., this calendar year) is compensation subject to tax immediately without regard to the forfeiture restrictions and the Vesting Date. Any future appreciation in the value of the Stock over time will then be subject to tax as capital gain at the time the Stock are disposed of in a taxable transaction. If the Stockis forfeited before vesting you will not be entitled to claim a loss for the fair market value of the Stock included in compensation, if the Section 83(b) Election is made. The Election is irrevocable. Note that if the Section 83(b) Election is made, you will not be permitted to sell any portion of the Stock to meet your current tax liability and must use other funds to do so. (In addition, you may not pledge unvested Stock to secure any obligation, including borrowing funds for any purpose.) If the Section 83(b) Election is made, you will be required to pay to the Company the amount of taxes that the Company is required to withhold in respect of such Stock or the Company may withhold from other amounts due to you by the Company.

Taxation of Dividends on Restricted Stock.

With Section 83(b) Election. If the Section 83(b) Election is made, dividends paid in respect of the Stock will be taxed as paid at the rate applicable to dividends at the time, without regard to the amount of such dividends being held in escrow until Vesting. The amount deemed earned on the dividends, however, will not be taxed prior to distribution upon Vesting.

With No Section 83(b) Election. If the Section 83(b) Election is not made, amounts in respect of dividends (and the earnings thereon) will not be taxed until received at Vesting, and will be taxed as ordinary compensation income (and not as dividends) at that time.

In either case, interest payable in respect of the deferred dividends will be taxed as ordinary income at the time paid out upon Vesting.

Stock
You should consult your tax advisor or legal counsel regarding questions concerning the Section 83(b) Election.

Completing the Section 83(b) Election Form

If you wish to make a Section 83(b) Election, please complete the attached Election form by signing at the bottom of the page. The original Election should then be mailed promptly to the Internal Revenue Service Center where you file your income tax returns by certified mail. You should retain a copy which must be filed with your Federal income tax return for the year of the election. In addition, a copy must be returned to me for retention by the Company.

Please feel free to contact me with any questions.

CERTIFIED MAIL
RETURN RECEIPT REQUESTED

January 3, 2014

Internal Revenue Service Center
[Atlanta, Georgia 39901-0002]

Gentlemen:

RE:    KEY EMPLOYEE
SSN: XXX-XX-XXXX

Please accept for filing the attached Election under Section 83(b) of the Internal Revenue Code of 1986, as amended, for the above captioned taxpayer.

Please acknowledge receipt of this letter by stamping and returning to me, in the enclosed envelope, the attached copy of the Election.

Thank you.

Very truly yours,

KEY EMPLOYEE

Attachment

Election to Include in Gross Income in Year of
Transfer of Property Pursuant to Section 83(b)
of the Internal Revenue Code

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1. Name, address and taxpayer identification number of the undersigned are:

Name:     KEY EMPLOYEE
Address:     ADDRESS LINE 1
CITY, STATE ZIP
SSN:     XXX-XX-XXXX

2. Description of property with respect to which the election is being made:

X,XXX shares of common Stock (the “Stock”) of Rayonier Advanced Materials Inc.

3. Date on which property was transferred is MONTH, DAY, YEAR. The taxable year for which this election is made is calendar year 2014.

4. Nature of restrictions to which property is subject:

Termination: In the event certain terminations occur before the vesting date applicable to the Stock, the Stockis subject to forfeiture.

5. The fair market value at the time of transfer (determined without regard to any lapse restrictions) of the property with respect to which this election is being made is $XX.XX per share.

6. The amount paid by taxpayer for said property is $0.00 per share.

7. A copy of this statement has been furnished to Rayonier Advanced Materials Inc.

Dated: _____________    _____________________
[Employee Name]